UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2005

MAGMA DESIGN AUTOMATION, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation)

000-33213	77-0454924
(Commission File Number)	(I.R.S. Employer Identification Number)

5460 Bayfront Plaza, Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

(408) 565-7500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On April 7, 2005, Magma Design Automation, Inc. (“Magma”) issued a press release reporting its preliminary results for the quarter ended March 31, 2005 and revising its financial outlook for fiscal year 2006 (ending April 2, 2006). The press release is furnished herewith as Exhibit 99.1.

The press release includes Magma’s estimated revenue for the quarter ended March 31, 2005, estimated non-GAAP earnings per share for that quarter and estimated loss per share on a GAAP basis and preliminary projected revenue, operating margin and non-GAAP earnings per share and GAAP loss per share for fiscal year 2006. Magma’s adjustments to GAAP in calculating non-GAAP earnings per share eliminate the effects of amortization of intangibles and acquired technology, asset special write-offs and other loss contingencies, and amortization of deferred stock-based compensation.

Magma has provided the non-GAAP financial information included in the press release in order to enhance the user’s overall understanding of Magma’s financial performance and prospects. Magma believes that this non-GAAP information provides useful information to investors by excluding the effect of expenses that are required to be recorded under GAAP that Magma does not believe are indicative of Magma’s core operating results. In addition, because Magma has historically provided non-GAAP results to the investment community, Magma believes that including this information provides consistency in its financial reporting. However, this non-GAAP financial information should be considered supplemental to, and not a substitute for or superior to, Magma’s reported results prepared in accordance with GAAP, which are also included in the press release.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is furnished herewith:

Exhibit No.	Description
99.1	Press Release issued April 7, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGMA DESIGN AUTOMATION, INC.

Dated:	April 13, 2005	By:	/s/ GREGORY C. WALKER
Gregory C. Walker Senior Vice President- Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued April 7, 2005.